Exhibit 10.2

VOTING SUPPORT AGREEMENT

VOTING SUPPORT AGREEMENT, dated as of May 17, 2022 (this “Agreement”), by and among TUSCAN HOLDINGS CORP. II, a Delaware corporation (“Tuscan”), and each of the members of Surf Air Global Limited, a company formed under the laws of the British Virgin Islands (the “Company”) whose names appear on the signature pages of this Agreement (each, a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS, Tuscan, the Company, Surf Air Mobility Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Parentco”), THCA Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parentco (“Merger Sub I”), and SAGL Merger Sub Limited, a corporation formed under the laws of the British Virgin Islands and wholly-owned subsidiary of Parentco (“Merger Sub II”) propose to enter into, concurrently herewith, a business combination agreement (the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), a copy of which has been made available to each Shareholder, which provides, among other things, that, upon the terms and subject to the conditions thereof, Tuscan, the Company, Merger Sub I and Merger Sub II shall enter into a business combination pursuant to which, inter alia, Merger Sub I will merge with and into Tuscan, with Tuscan surviving the First Merger as a wholly-owned subsidiary of Parentco and Merger Sub II will merge with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as a wholly-owned Subsidiary of Parentco;

WHEREAS, as of the date hereof, each Shareholder owns of record or beneficially the number of Company Shares and/or Company Preferred Shares as set forth opposite such Shareholder’s name on Exhibit A hereto (all such Company Shares, Company Preferred Shares or other Company securities of which ownership of record or the power to vote is now held or hereafter acquired by the Shareholders prior to the termination of this Agreement and any Company Shares or Company Preferred Shares issuable upon the conversion, exercise or exchange of Company securities, being referred to herein as the “Shares”);

WHEREAS, the Company Board has provided the Company Board Recommendation; and

WHEREAS, in order to induce Tuscan, to enter into the BCA, the Shareholders are executing and delivering this Agreement to Tuscan.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote. Each Shareholder, by this Agreement, solely with respect to such Shareholder’s Shares and in such Shareholder’s capacity as a member of the Company, severally and not jointly, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as Tuscan may reasonably request in connection therewith), if (and only if) each of the Approval Conditions shall have been met, to vote, in person, by proxy or voting card (and to be counted as present thereat for purposes of calculating a quorum), at any meeting of the shareholders of the Company (including any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company, all of such Shareholder’s Shares (a) in favor of the approval and adoption of the BCA, the Transaction Documents, and the transactions contemplated by the BCA and the Transaction Documents (including, without limitation, the Second Merger), (b) in favor of the Company Proposals, (c) in favor of terminating the Company Shareholders Agreement to which such Shareholder is a party, effective as of the Second Effective Term, (d) in favor of any proposal to adjourn or postpone to a later date any meeting of the shareholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the shareholders of the Company if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, (e) in favor of effecting the mandatory conversion of each issued and outstanding Company Preferred Share into Ordinary Shares in accordance with the Company’s organizational documents, with such conversion to be subject to and conditioned upon the Closing of the Transactions and deemed effective as of immediately prior to Closing and (f) against any action, agreement or transaction (other than the BCA or the transactions contemplated thereby) or proposal that would reasonably be expected to (i) prevent, impede, materially delay, or adversely affect in any material respect the transactions contemplated by the BCA or any Transaction Document, (ii) result in the failure of the transactions contemplated by the BCA to be consummated or (iii) amend or modify the Company’s Certificate of Incorporation or Bylaws that would change the voting rights or the number of votes required to approve any proposal, including the vote required to adopt the BCA. Each Shareholder acknowledges receipt and review of a copy of the BCA. For purposes of this Agreement, “Approval Conditions” shall mean there shall not have been any amendment or modification to the Merger Consideration payable under the BCA to the Shareholders, including any reduction in, or changing the form of, the Merger Consideration. Each Shareholder shall duly execute and deliver to the Company any action by written consent requested by the Company pursuant to this Section 1 as promptly as practicable following such request and receipt of the Company Board Recommendation, and in any event within ten (10) Business Days after the Registration Statement is declared effective by the SEC. Each Shareholder agrees that, following delivery of any such consent, such Stockholder will not take any action to withdraw, modify, revoke or otherwise challenge the effectiveness of such written consent except in the event that any of the Approval Conditions are no longer satisfied.

2. Transfer of Shares; Additional Shares. Each Shareholder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), permit the creation of any lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (any such action, a “Transfer”) (unless the transferee agrees to be bound by this Agreement pursuant to a joinder agreement reasonably acceptable to Tuscan), (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares (unless the transferee agrees to be bound by this Agreement pursuant to a joinder agreement reasonably acceptable to Tuscan), or (d) take any action that would have the effect of preventing or disabling the Shareholder from performing its obligations hereunder. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time (as defined in the BCA), and (b) such date and time as the BCA shall be terminated, in the event that, (i) any shares of Company capital stock or other equity securities of Company are issued to the Shareholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Company securities owned by the Shareholder, (ii) the Shareholder purchases or otherwise acquires beneficial ownership of any shares of Company capital stock or other equity securities of Company after the date of this Agreement, or (iii) the Shareholder acquires the right to vote or share in the voting of any Company capital stock or other equity securities of Company after the date of this Agreement (such Company capital stock or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by the Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

3. No Solicitation of Transactions. Subject to Section 7(n), each Shareholder, severally and not jointly, agrees that such Shareholder shall (a) be deemed a Representative of the Company solely for purposes of Section 6.06(a) of the BCA and (b) not, directly or indirectly, including through any Representative of such Shareholder, take any action in violation of Section 6.06(a) of the BCA (including any action which the Company is obligated pursuant to Section 6.06(a) of the BCA to instruct its Representatives to cease or not to take).

4. Representations and Warranties. Each Shareholder, severally and not jointly, represents and warrants to Tuscan as follows:

(a) The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Shareholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares or (iv) if the Shareholder is not a natural person, conflict with or result in a breach of or constitute a default under any provision of such Shareholder’s Organizational Documents.

(b) Such Shareholder owns of record and has good, valid and marketable title to the Shares set forth opposite the Shareholder’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of the Company or such Shareholder) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Shares, and such Shareholder does not own, directly or indirectly, any Shares that are not reflected on Exhibit A.

(c) Such Shareholder has the power, authority and capacity to execute, deliver and perform this Agreement. If such Shareholder is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement has been duly authorized, executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties hereto, as applicable, each constitutes a valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditor’s rights generally and general principles of equity.

5. Terminated Agreements. Each Shareholder hereby terminates (for itself and on behalf of each of its Affiliates) all of the agreements, if any, between itself or any of its Affiliates and the Company or any Company Subsidiary that are set forth on Exhibit B (the “Terminated Agreements”), effective as of, or immediately prior to, the Closing and shall execute the termination acknowledgement attached to this Agreement. Upon such termination, the Terminated Agreements shall be of no further force and effect, and none of the parties thereto shall have any further rights or obligations thereunder. Each Shareholder shall take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

6. Termination. This Agreement and the obligations of the Shareholders under this Agreement shall automatically terminate upon the earliest of (a) the Closing (provided that, notwithstanding the foregoing, the provisions of Section 5 and Section 7 shall survive the Closing); (b) the termination of the BCA in accordance with its terms; and (c) the mutual agreement of Tuscan and Shareholders holding a majority in interest of the Shares held by all Shareholders. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to termination; provided, further, that the provisions set forth in this Section 6 and Section 7 (other than Section 7(r)) shall survive the termination of this Agreement.

7. Miscellaneous.

(a) Except as otherwise provided herein or in any Transaction Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(b)):

If to Tuscan, to it at:

Tuscan Holdings Corp. II
135 E. 57th St.
New York, NY 10023
Attention: Stephen Vogel
Email: Stephen@tuscanholdings.com

with copies (which shall not constitute effective notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Ave., 11th Fl.
New York, NY 10174
Attention: David Alan Miller / Jeffrey M. Gallant
Email: dmiller@graubard.com / jgallant@graubard.com

If to Company, to it at:

Surf Air Global Limited
Attention: General Counsel
Email: legalnotices@surfair.com

and

Surf Air Mobility Inc.
12111 S. Crenshaw Blvd
Hawthorne, CA 90250

Attention: General Counsel
Email: legalnotices@surfair.com

with copies (which shall not constitute effective notice) to:

O’Melveny & Myers
2 Embarcadero Center, 27th Floor
San Francisco, CA 94111
Attention: Noah Kornblith
Email: nkornblith@omm.com

If to a Shareholder, to the address set forth for such Shareholder on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that state, except to the extent (and only to the extent) that the laws of the British Virgin Islands are required to be applied with respect to the obligations under Section 1 hereof.

(g) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

(h) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(h).

(i) The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions, specific performance, and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Delaware Chancery Court or, if that court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(j) This Agreement may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k) Without further consideration, each Shareholder shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable by the Company Board to consummate the transactions contemplated by this Agreement. The Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against the Company, Parentco, Tuscan, Merger Sub I, Merger Sub II or any of their respective Affiliates, or any of their respective successors and assigns, relating to the negotiation, execution or delivery of this Agreement, the BCA (including the Merger Consideration) or the consummation of the transactions contemplated hereby and thereby

(l) This Agreement shall not be effective or binding upon any Shareholder until such time as the BCA is executed by each of the parties thereto.

(m) Nothing contained in this Agreement shall be deemed to vest in Tuscan any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to each respective Shareholder, and Tuscan shall not have any authority to direct such Shareholder in the voting or disposition of any of the Shares, except as otherwise expressly provided herein.

(n) Notwithstanding anything herein to the contrary, the restrictions and covenants of the Shareholders hereunder shall not be binding, and shall have no effect, in any way with respect to any director or officer of the Company or any of its subsidiaries in such Person’s capacity as such a director or officer, nor shall any action taken by any such director or officer in his or her capacity as such be deemed a breach by any Shareholder of this Agreement. Nothing herein will be construed to prohibit, limit or restrict any Shareholder from exercising his fiduciary duties as an officer or director to the Company or its shareholders. In addition, nothing herein shall be construed to limit or restrict any obligations that a Shareholder may have as a director or officer of the Company or any of its subsidiaries pursuant to the BCA. Each Shareholder is executing this Agreement solely in such capacity as a record or beneficial holder of Shares.

(o) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that each representation, warranty, covenant, agreement and obligation of any Shareholder in this Agreement shall be a several representation, warranty, covenant, agreement or obligation (as applicable) of such Shareholder made solely as to such Shareholder. No Shareholder shall be responsible or liable in any way whatsoever for any representation, warranty, covenant, agreement or obligation of any other Shareholder in this Agreement.

(p) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(q) The parties hereto acknowledge and agree that the provisions of Section 5.03 (Claims Against Trust Fund) of the BCA shall apply to this Agreement and the parties hereto mutatis mutandis.

(r) Shareholder hereby waives, and agrees not to exercise or assert, if applicable, any appraisal rights, dissenter’s rights or similar rights (whether under the laws of the British Virgin Islands or other applicable law) in connection with the Second Merger.

(s) Effective as of the Closing, each Shareholder and its respective Affiliates and its respective successors, assigns, executors, heirs, officers, directors, managers, members, partners and employees (each a “Shareholder Releasor”), hereby irrevocably, knowingly and voluntarily releases, discharges and forever waives and relinquishes all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, Actions and causes of action of whatever kind or nature, whether known or unknown, which any of the Shareholder Releasors has, might have or might assert now or in the future, against Parentco, Tuscan and any of their respective Affiliates and their respective successors, assigns, officers, directors, managers, partners and employees or any of their respective heirs or executors (in each case in their capacity as such) (each, a “Parentco Releasee”), arising out of, based upon or resulting from any contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, arising from such Shareholder’s ownership interest in the Company and which occurred, existed or was taken or permitted at or prior to the Closing (collectively, the “Released Claims”); provided, however, that nothing contained in this Section 7(s) shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any party to the extent arising out of this Agreement or the other Transaction Documents. Each Shareholder shall, and shall cause the other Shareholder Releasors to, refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced any legal proceeding, of any kind against a Parentco Releasee based upon any matter released pursuant to this Section 7(s).

Without limiting the generality of this Section 7(s), with respect to the Released Claims, each Shareholder, on behalf of itself and each Shareholder Releasor, hereby expressly waives all rights under Section 1542 of the Civil Code of the State of California (the “California Civil Code”) and any similar Law or common law principle in any applicable jurisdiction prohibiting or restricting the waiver of unknown claims. Section 1542 of the California Civil Code reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Notwithstanding the provisions of Section 1542 of the California Civil Code or any similar Law or common law principle in any applicable jurisdiction, and for the purpose of implementing a full and complete release and discharge of the Parentco Releasees, each Shareholder, on behalf of itself and each Shareholder Releasor, expressly acknowledges that the foregoing release is intended to include in its effect all claims which each Shareholder or any Shareholder Releasor does not know or suspect to exist in his, her or its favor against any of the Parentco Releasees arising from a Released Claim (including unknown and contingent claims), and that the foregoing release expressly contemplates the extinguishment of all such claims (except to the extent expressly set forth herein).

(t) The Shareholder hereby authorizes the Company and Tuscan to publish and disclose in any announcement or disclosure to the extent required by law, rule or regulation by the SEC the Shareholder’s identity and ownership of the Shares and the nature of the Shareholder’s obligations under this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TUSCAN HOLDINGS CORPORATION II

By:	/s/ Stephen Vogel
Name:	Stephen Vogel
Title:	Chief Executive Officer

[Signature Page – Voting Support Agreement]

SHAREHOLDERS:

[●]

By:
Name:
Title:

[●]

Notice information:

Address:

[●]

[●]

Attention: [●]

Email: [●]

With a copy to (which shall not constitute notice):

Address:

[●]

[●]

Attention: [●]
Email: [●]

[Signature Page – Voting Support Agreement]

Termination Acknowledgement

The undersigned hereby consents to the termination of each Terminated Agreement to which the undersigned or any of its Affiliates is a party, effective in accordance with Section 5. The provisions of Section 7 (other than Section 7(r) and Section 7(s)) shall apply mutatis mutandis to this consent.

[●]

By:
Name:
Title:

[Signature Page – Voting Support Agreement]